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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549
                            ______________________

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 March 4, 1999

                         _____________________________

                              SMART & FINAL INC.

              (Exact name of registrant specified in its charter)

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
Delaware                          Commission File Number 001-10811       95-4079584
(State or other jurisdiction of                                          (IRS Employer
incorporation or organization)                                           Identification No.)

600 The Citadel Drive
City of Commerce, California                                                 90040
(Address of principal executive offices)                                  (zip code)
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      Registrant's telephone number, including area code:  (323) 869-7500

      Item 5.     Other Events.

      Smart & Final Inc. today announced the elimination of certain executive level positions within its principal operating subsidiary, Smart & Final Stores Corporation. The elimination of these positions was as a result of the restructuring plan announced in the Company's fourth quarter 1998 earnings release. Eliminated were the positions of President and Chief Operating Officer, and Executive Vice President, Marketing, Buying and Distribution. At year-end 1998 these positions were held by Phillip J. Hawkins and Gerald L. Good, respectively, who have left the Smart & Final organization as of this date. The organizational responsibility for these positions has been assumed by Ross
E. Roeder, Chairman and Chief Executive Officer of Smart & Final Inc.
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                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 3, 1999.

                                                Smart & Final, Inc.

                                          By:   /s/ Martin A. Lynch
                                                -------------------------
                                                Martin A. Lynch
                                                Executive Vice President,
                                                Chief Financial Officer and
                                                Principal Accounting Officer